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                                   EXHIBIT 11

                            AEQUITRON MEDICAL, INC.

                        NET INCOME PER SHARE COMPUTATION

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
                                                                  YEAR ENDED APRIL 30
                                                         -------------------------------------
                                                           1995          1994          1993
                                                         ---------     ---------     ---------
Primary
Average shares outstanding...........................    4,823,900     4,777,300     4,751,700
Net effect of dilutive stock options and warrants --
  based on the treasury stock method using average
  market price.......................................      301,300        47,200            --
                                                         ---------     ---------     ---------
Total................................................    5,125,200     4,824,500     4,751,700
                                                         =========     =========     =========
Net income...........................................    $1,857,600    $ 283,200     $ 898,000
                                                         =========     =========     =========
Net income per share of Common Stock.................    $     .36     $     .06     $     .19
                                                         =========     =========     =========
Fully diluted
Average shares outstanding...........................    4,823,900     4,777,300     4,751,700
Net effect of dilutive stock options and warrants
  --based on the year-end market price, if higher
  than average market................................      396,900       182,200        10,500
                                                         ---------     ---------     ---------
Total................................................    5,220,800     4,959,500     4,762,200
                                                         =========     =========     =========
Net income...........................................    $1,857,600    $ 283,200     $ 898,000
                                                         =========     =========     =========
Net income per share of Common Stock.................    $     .36     $     .06     $     .19
                                                         =========     =========     =========
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